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                                                                    EXHIBIT 3.22



                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 11/16/1992
                                                          732321011 - 2316054


                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                        FEL-PRO CHEMICAL PRODUCTS L.P.


   The undersigned, on the 13th day of November, 1992, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

   I.       The name of the limited partnership is Fel-Pro Chemical Products
            L.P.

   II. The address of the limited partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

   III.     The name and mailing address of each general partner is as follows:

            NAME                                  MAILING ADDRESS

            Fel-Pro Management Co.                7450 N. McCormick Blvd.
                                                  Skokie, IL 60076

   IV. The limited partnership shall commence upon the filing of this certificate.

   IN WITNESS WHEREOF, the undersigned has elected this Certificate of Limited Partnership of Fel-Pro Chemical Products L.P. on the date and year first above written.

                                Fel-Pro Management Co.
                                general partner


                                By: /s/ David A. Weinberg
                                    -----------------------------
                                     Name: David A. Weinberg
                                     Title: Co-Chairman